Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-effective Amendment No. 5 to the Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VII of our report dated March 31, 2011 relating to the December 31, 2010 and 2009 financial statements of Commonwealth Income & Growth Fund VII, which appears in the Prospectus, which is a part of this Post-effective Amendment No. 5 to the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
August 18, 2011